AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001

                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  AMETEK, INC.
             (Exact name of Registrant as Specified in Its Charter)
          DELAWARE                                               14-1682544
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)
                                 ---------------

                              37 North Valley Road
                            Paoli, Pennsylvania 19301
                                 (610) 647-2121

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)



                                 ---------------

                                JOHN J. MOLINELLI
               EXECUTIVE VICE PRESIDENT - CHIEF FINANCIAL OFFICER
                              37 NORTH VALLEY ROAD
                            PAOLI, PENNSYLVANIA 19301
                                 (610) 647-2121


 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                 ---------------

                                   COPIES TO:
                              ANNA T. PINEDO, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-5570

                                 ---------------

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
            THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.

                                 ---------------

     If only the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE
=============================== ============== ================== ==================== ===================
  TITLE OF EACH                   AMOUNT TO    PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
CLASS OF SECURITIES              BE REGISTERED  OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
 TO BE REGISTERED                 (1) (4)        PER SHARE(2)        PRICE(1)(2)(3)         FEE (3)
------------------------------- -------------- ------------------ -------------------- -------------------
Common  Stock,  $0.01 par value                                                                N/A
per share....................
------------------------------- -------------- ------------------ -------------------- -------------------
Preferred   Stock,   $0.01  par                                                                N/A
value per share..............
------------------------------- -------------- ------------------ -------------------- -------------------
Debt Securities (5) .........
------------------------------- -------------- ------------------ -------------------- -------------------
Warrants,    exercisable    for                                                                N/A
shares  of   common   stock  or
shares of preferred stock....
------------------------------- -------------- ------------------ -------------------- -------------------
Total........................     $300,000,000         100%             $300,000,000         $71,700.00
=============================== ============== ================== ==================== ===================

(1) In no event will the aggregate initial offering price of the common stock, preferred stock, warrants and debt securities issued from time to time pursuant to this Registration Statement exceed $300,000,000, or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the offering price of all securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(4) The securities hereunder also include such indeterminate number of shares of common stock that may be issued upon conversion of any convertible preferred stock, upon conversion or exchange of any convertible debt securities or upon exercise of any warrant, and such indeterminate number of shares of preferred stock that may be issued upon exercise of any warrants.

(5) There are being registered hereunder an indeterminate amount of debt securities. If any debt securities are issued at an original issue discount, the offering price shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any securities previously issued hereunder.

                                 ---------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PRELIMINARY PROSPECTUS--SUBJECT TO COMPLETION, DATED DECEMBER 21, 2001

PROSPECTUS

                                  $300,000,000

                                  AMETEK, INC.
      SHARES OF COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND WARRANTS

                                 ---------------

     This is a public offering of shares of common stock, shares of preferred stock, debt securities and warrants of AMETEK, Inc. This means that from time to time:

     o we may offer and issue shares of common stock, shares of preferred stock, debt securities or warrants, each in varying amounts and at prices and on terms to be determined at the time of sale;

     o we will provide a prospectus supplement each time we sell a particular series of securities; and

     o the prospectus supplement will describe the offering and the terms of that series of securities.

     We will receive all of the proceeds from the sale of our securities.

     Where necessary, the applicable prospectus supplement will contain information about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

     We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in an accompanying prospectus supplement. We can sell our securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See "Plan of Distribution" beginning on page 12 of this prospectus.

     Our common stock is traded on the New York Stock Exchange under the symbol "AME."

                                 ---------------

     THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SHARES OF COMMON STOCK, SHARES OF PREFERRED STOCK, DEBT SECURITIES OR WARRANTS.

                                 ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS DECEMBER 21, 2001

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. We may from time to time sell any combination of the securities offered in this prospectus in one or more offerings up to a total dollar amount of $300,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement which contains specific information about the terms of the securities being offered also may include a discussion of certain U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 5 of this prospectus.

     Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "we," "us," or similar references mean AMETEK, Inc.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, omits some of the information contained in the Registration Statement, including exhibits. We also file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.

     You may read and copy the Registration Statement, including exhibits, as well as our reports, proxy statements and other information that we file, at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information filed electronically with the SEC at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively;

     3.   Our Proxy Statement for the 2001 Annual Meeting of Stockholders; and

     4.   Our Current Report on Form 8-K, dated September 19, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                                William J. Burke
                Vice President, Investor and Corporate Relations
                                  AMETEK, Inc.
                              37 North Valley Road
                            Paoli, Pennsylvania 19301
                                 (610) 647-2121

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  OUR BUSINESS

     THE FOLLOWING DISCUSSION MAY CONTAIN, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS HERETO. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES ARISING AFTER THE DATE HEREOF.

     We are a leading global manufacturer of electronic instruments and electrical motors with operations in North America, Europe, Asia and South America. Our stock is a component of the S&P MidCap 400 and the Russell 2000 indices. Approximately one-third of our sales in the year 2001 are expected to be to international markets.

     PRODUCTS AND SERVICES

     We market our products worldwide through two operating groups, the Electronic Instruments Group ("EIG") and the Electromechanical Group ("EMG"). EIG builds technologically advanced monitoring, testing, and calibration instruments as well as display devices for the aerospace, power generation, process and industrial markets. We believe that EMG is the world's largest manufacturer of air-moving electric motors for vacuum cleaners and other floor-care products, and is a preeminent producer of brushless air-moving motors for aerospace, mass-transit, medical and computer markets. EMG also produces specialty metals for the electronics, telecommunications, consumer, automotive and other markets. EMG's expanded product offering includes switches for telecommunications. We continue to grow through acquisitions primarily focused on niche markets in instrumentation, technical motors and specialty metals.

     COMPETITIVE STRENGTHS

     We believe that we have several significant competitive advantages, which assist us in sustaining and enhancing our market positions. Our principal strengths include:

     SIGNIFICANT MARKET SHARE. We maintain significant market shares in many of our targeted niche markets, because of our ability to produce and deliver high quality products at a low cost. In the EIG segment, we maintain significant positions in many of the niche market segments within the aerospace, power instrument, process, and industrial instrumentation markets. In the EMG segment, we believe that we are the largest manufacturer of air-moving electric motors for the global floor-care market. We believe that our significant market share, along with our new and expanded motor plants, and our ability to combine advanced technology and low cost play key roles in expanding our electromechanical product lines and providing new market opportunities.

     TECHNOLOGICAL AND DEVELOPMENT CAPABILITIES. We believe that we have certain technological advantages over our competitors that allow us to maintain leading market positions by developing innovative products. Historically, we have grown our business by extending our technical expertise into the manufacture of customized products for our customers and through acquisitions. EIG competes in specialized instrumentation markets, including process measurement, heavy-vehicle dashboard and aerospace instruments, primarily on the basis of product innovation. An example of this innovation has been demonstrated by our leverage of our core competency in jet engine temperature sensors to design similar products for a broad range of power generation applications including land-based gas turbines. We have an established reputation for technological innovation, service and reliability which has led to successful strategic alliances. EMG focuses on enhancing motor-blower cost-performance through advances in power, efficiency, weight and quieter operation. We believe that EMG's technical leadership has helped to create a broad range of product features that have opened new markets, such as outdoor power equipment.

     EFFICIENT AND LOW-COST MANUFACTURING OPERATIONS. Our competitive cost position is a significant advantage in growing our cost driven businesses and our overall global market share. We have established motor plants in China, the Czech Republic, Mexico and Brazil to lower manufacturing costs and achieve strategic proximity to our customers, enhancing our ability to increase international sales and market share. Additionally, certain electronic instrument businesses also are relocating their manufacturing operations to low cost locales. Furthermore, strategic acquisitions, joint ventures and alliances in Europe, North America and Asia have resulted in additional efficiencies and cost savings through the consolidation of operations, new product lines and distribution channels, and low-cost manufacturing operations that benefit both our operating groups.

     EXPERIENCED MANAGEMENT TEAM. Another important component of our recent success has been the continued strength of our management team and their commitment to our performance. In November 2000, our Board of Directors announced that our President and Chief Executive Officer had been elected Chairman of the Board. The election completes our executive management transition, which commenced in 1996. Our senior management has extensive experience in our businesses and is financially committed to our success through established stock ownership guidelines based on a set of salary multiples.

     BUSINESS STRATEGY

          Our objectives are to increase our earnings growth and financial returns through a combination of operating and financial strategies. Our operational strategies include business acquisitions and cost reduction programs designed to achieve double-digit annual percentage growth in earnings per share over the business cycle, and a superior return on total capital. In order to achieve our operational objectives, we have taken, and may undertake, financial initiatives including public debt issuance, bank debt refinancing, local source financing in certain foreign countries, accounts receivable securitization and share repurchases. Our strong commitment to continuing earnings growth has led us to continue implementing cost reduction programs to offset the impacts of a slowing economic environment and to achieve our best-cost objectives.

     Our long-term growth strategy consists of the following four elements:

     STRATEGIC ACQUISITIONS AND ALLIANCES. In 2001, acquisitions played an important role in driving our growth. We have completed two strategic acquisitions to date in 2001. These businesses, with combined annualized sales of approximately $100 million, extended our technology base, market channels and product offering. In the past three years, we completed eight acquisitions with annualized sales totaling nearly $325 million. Those acquisitions have enhanced our position in aerospace and process instruments, electromechanical products, electric power instruments and food service controls. Through these and prior acquisitions, our management team has gained considerable experience in successfully acquiring and integrating businesses. We intend to continue to pursue strategic acquisitions, both domestically and internationally, to expand and strengthen our product lines, improve our market share positions and increase earnings through sales growth and operational efficiencies at the acquired companies.

     GLOBAL AND MARKET EXPANSION. Our largest international presence is in Europe where we hold a leading market position in floorcare motors. Our operations in Denmark, Italy, Germany, the Czech Republic and the United Kingdom provide us with design and engineering capability, product line breadth, enhanced European distribution channels, and lower cost production in Europe for both electronic instruments and electromechanical devices. We have experienced growth in Latin America and Asia as a result of the opening and expansion of low-cost production electric motor and instrument plants in Reynosa, Mexico and motor manufacturing plants in Shanghai, China and Sao Paulo, Brazil. Coupled with a direct sales and marketing presence throughout Asia and the continuing success of AmeKai, our joint venture in China and Taiwan that manufactures low-cost pressure gauges for world markets, we continue to broaden our geographic market expansion and market penetration.

     NEW PRODUCT DEVELOPMENT. We seek to improve our current market position and enter complementary markets through product development programs. In the EIG segment, we apply concurrent engineering to develop specialized products for the markets in which EIG competes. In 2001, EIG was selected by a major customer to provide an engine sensor suite for a new jet engine on the U.S. Military's Joint Strike Fighter (JSF). Development work will take place over the next several years, with the JSF scheduled to enter military service in 2008. EIG's new Intellipoint RF(TM) Point Level Switch is the first true no-calibration point level instrument. Intellipoint RF(TM) utilizes radio frequency technology and is ideal for tank measurement in a wide range of process applications. EIG also introduced the APEX Power Quality Analyzer which is a compact, portable, high end power quality analyzer that has the capability to diagnose power problems quickly and accurately. The APEX Analyzer is able to reduce costly work stoppages, equipment and communications failures and processing and control errors that result from poor power quality. EMG has expanded our line of MINIJAMMER(R) brushless DC blowers to meet specific needs in the demanding medical and business machine markets. These new models have higher speeds for greater air output, integrated on-board electronics, improved efficiency, and lower sound output. The MINIJAMMER(R) now serves as a low-noise, cost-effective air delivery system for medical OEM's in a very small package. This brushless blower also is suitable for a variety of applications in the dental, computer, and business machine markets.

     OPERATIONAL EXCELLENCE. We seek to further improve our current market position and maintain our low cost position through a continuation of our operational excellence strategy. We believe our dedication to focusing on flow manufacturing, a participative management culture, operating efficiency and asset management increases our manufacturing quality, return on operating assets and customer satisfaction while significantly shortening production cycle times and lowering operating and administrative costs. This strategy has served to strengthen our competitive position across our business lines. Operational excellence is the keystone strategy for improving our profit margins, and it has assisted in successfully achieving synergies from the integration of acquired companies.

     International alliances such as AmeKai in China and Taiwan provide us with further low-cost international manufacturing sources. Our focus on team-based, demand flow manufacturing and participative management also enabled us to complete a motor production consolidation in Europe, plant expansions in Brazil, China, and Mexico, and other cost-reduction initiatives.

                               RECENT DEVELOPMENTS

     BANK FINANCING. On September 17, 2001, we completed a new $300 million five-year Revolving Credit Facility. The new financing replaced a $195 million facility which was to expire in 2002. The new Revolving Credit Facility provides us with additional financial flexibility to support our growth plans, including our successful acquisition strategy.

     RECENT ACQUISITIONS. In July 2001, we announced our acquisition of EDAX, Inc., a manufacturer of analytic instruments, for $37 million from Panta Electronics. EDAX manufactures and markets energy dispersive X-ray microanalysis instrumentation that is used in electron microscope systems to identify and quantify the elemental composition and structure of solid materials. EDAX complements EIG's existing Process and Analytical Instruments business, and creates a new growth platform for us.

     In May 2001, we announced our acquisition of the assets of GS Electric, a leading manufacturer of universal and permanent magnet motors, from SPX Corporation for approximately $32 million in cash. GS Electric designs and manufactures a full line of motors for the floorcare, health and fitness, lawn and garden, small home appliance and other markets. The combination of GS Electric with EMG's existing floor-care business will allow us to leverage our worldwide manufacturing and distribution capabilities.

     FUTURE ACQUISITIONS. We intend to continue to make strategic acquisitions to strengthen our market position in the EMG and EIG segments. We regularly discuss and evaluate potential acquisitions with numerous parties. We are currently engaged in active discussions with several parties concerning acquisitions in both the EMG and EIG segments. However, there can be no assurance if, or when, any acquisition will be completed.

                               WHERE TO CONTACT US

     AMETEK, Inc. is incorporated in Delaware and is the successor to AMETEK, Inc., which was originally incorporated in Delaware in 1930 under the name American Machine and Metals, Inc. Our corporate headquarters are located at 37 North Valley Road, Paoli, PA 19301, and our telephone number is (610) 647-2121. Our website address is www.ametek.com. Information contained on our website does not constitute part of this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus before purchasing our securities. Investing in our securities involves a high degree of risk. Any of the following risks could materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE TO FINANCE ACQUISITIONS AND ADEQUATE FINANCING MAY NOT BE AVAILABLE TO US ON ACCEPTABLE TERMS, OR AT ALL.

     We plan to continue making strategic acquisitions to enhance our global market position and broaden our product offerings. We cannot assure you, however, that we will be able to identify or to consummate additional acquisitions or that, if identified or consummated we will realize any anticipated benefits from any additional acquisitions. We cannot assure you that additional acquisition financing will be available to us and, depending on the terms of any additional acquisitions, additional financing may be restricted by the terms of our credit facility. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require additional financial resources and attention from management that would otherwise be available for the ongoing development or expansion of our existing operations. In addition, successful completion of an acquisition may depend on consents from third parties, including regulatory authorities and private parties, which consents are beyond our control.

CHANGES IN THE INTERNATIONAL MARKET COULD ADVERSELY AFFECT OUR BUSINESS AND PROSPECTS.

     Estimated international sales for 2001, and actual international sales for 2000 and 1999, represented approximately one-third of our total net sales. As a result of our growth strategy, we anticipate that the percentage of sales generated outside the United States will increase in the future. International operations are subject to the customary risks of operating in an international environment, including the potential imposition of trade or foreign exchange restrictions, overlap of different tax structures, unexpected changes in regulatory requirements, tariff increases, fluctuations in exchange rates, general economic conditions and unstable political situations.

IF WE ARE UNABLE TO DEVELOP NEW PRODUCTS ON A TIMELY BASIS, IT COULD ADVERSELY AFFECT OUR BUSINESS AND PROSPECTS.

     We believe that our future success depends, in part, on our ability to develop on a timely basis technologically advanced products that meet appropriate industry standards. Although we believe we have certain technological and other advantages over our competitors, maintaining such advantages will require us to continue investing in research and development and sales and marketing. There can be no assurance that we will have sufficient resources to make such investments or that we will be able to make the technological advances necessary to maintain such competitive advantages. We are not currently aware of any emerging standards or new products which could render our existing products obsolete, although there can be no assurance that this will not occur or that we will be able to develop and successfully market new products.

BECAUSE MANY OF OUR EMPLOYEES ARE EMPLOYED UNDER COLLECTIVE BARGAINING AGREEMENTS SOME OF WHICH WILL EXPIRE IN THE NEXT TWELVE MONTHS, WE MAY BE SUBJECT TO WORK STOPPAGES THAT MAY ADVERSELY AFFECT OUR BUSINESS.

     As of November 30, 2001, approximately 1,800 of our approximately 8,000 employees were employed under collective bargaining agreements. Collective bargaining agreements covering approximately 300 of those employees will expire over the next twelve months. We believe that our relations with our union employees are generally good, but there is no assurance that we will not at some point be subject to work stoppages by some of our employees and, if such stoppages were to occur, they could have a material adverse effect on our financial condition and results of operations.

CERTAIN ENVIRONMENTAL RISKS MAY CAUSE US TO BE LIABLE FOR COSTS ASSOCIATED WITH HAZARDOUS OR TOXIC SUBSTANCE CLEAN-UP WHICH MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We are subject to environmental and occupational health and safety laws and regulations concerning, among other things, air emissions, discharges to waters and the generation, handling, storage, transportation and disposal of hazardous substances and wastes. Environmental risks are inherent in many of our manufacturing operations. In addition, the Comprehensive Environmental Response, Compensation and Liability Act generally imposes joint and several liability for clean-up costs, without regard to fault, on parties contributing hazardous substances to sites designated for clean-up under the Act. We have been named a potentially responsible party at several sites which are the subject of government-mandated clean-ups. While it is not possible to quantify the potential financial impact of pending environmental matters, based on our experience to date, we believe that the outcome of these matters is not likely to have a material adverse effect on our financial position or future results of operations. However, there can be no assurance that future environmental liabilities will not occur or that environmental damages due to prior or present practices will not result in future liabilities.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS OR ABILITY TO EXPAND OUR BUSINESS.

     Our markets are highly competitive. We compete, domestically and internationally, with individual producers as well as with vertically integrated manufacturers, some of which have resources greater than we do. The principal elements of competition for our products are price, product technology, distribution, quality and service. EMG's competition in specialty metal products stems from alternative materials and processes. In the markets served by EIG, although we believe EIG is a market leader, competition is strong and could intensify. In the pressure gauge, aerospace and heavy-vehicle markets served by EIG, a limited number of companies compete on the basis of product quality, performance and innovation. There can be no assurance that our business will not be adversely affected by increased competition in the markets in which it operates or that our products will be able to compete successfully with those of our competitors.

RESTRICTIONS CONTAINED IN OUR REVOLVING CREDIT FACILITY MAY LIMIT OUR ABILITY TO ISSUE ADDITIONAL DEBT SECURITIES IN THE FUTURE.

     The facility may restrict our ability to issue additional debt securities and, if we issue additional debt securities, the facility may limit the kind of debt securities that we issue.

A DOWNTURN IN THE GENERAL ECONOMIC OR BUSINESS CONDITIONS, EITHER NATIONALLY OR INTERNATIONALLY, COULD ADVERSELY AFFECT OUR BUSINESS.

     The United States and other world markets are experiencing a severe economic downturn. Many of our markets have been affected by this downturn, resulting in negative impacts on our financial performance. The severity and duration of this economic slowdown could cause additional adverse impacts on our financial performance.

THE ISSUANCE OF OUR PREFERRED STOCK COULD ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF OUR COMMON STOCK AND DISCOURAGE TRANSACTIONS THAT MIGHT OTHERWISE BE IN OUR BEST INTERESTS.

     The issuance of our preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our common stock. Issuance of our preferred stock could impede, delay, prevent or facilitate a merger, tender offer or change in our control. Although the Board of Directors is required to make a determination as to the best interests of our stockholders when issuing preferred stock, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in our best interests or in which stockholders might receive a premium for their shares over the then prevailing market price.

                                 USE OF PROCEEDS

     We will receive all of the net proceeds from the sale of our securities registered under the registration statement of which this prospectus is a part.

     Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities:

     o    to finance acquisitions;

     o    to refinance, in part, existing bank indebtedness;

     o    to provide working capital; and

     o    for general corporate purposes.

     We have not determined the amount of net proceeds to be used for each of the specific purposes indicated. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as our ability to identify suitable acquisition candidates, the technological advances and the competitive environment for our products. Accordingly, we will have broad discretion to use the proceeds as we see fit.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

                                      Nine Months
                                         Ended                         Year Ended December 31,
                                  September 30, 2001   2000       1999       1998       1997        1996
   Ratio of earnings to fixed
          charges (1)                    4.6x          4.3x        4.4x       3.9x       4.8x        4.0x
                                         ====          ====        ====       ====       ====        ====

-----------

(1) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations, income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and the portion of rent expense representative of interest.

                              PLAN OF DISTRIBUTION

     We may offer our securities for sale in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. We may sell securities directly, through agents designated from time to time, or by such other means as may be specified in the applicable prospectus supplement. Participating agents or broker-dealers in the distribution of any of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discount or commission received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of shares of the securities purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act.

     We may sell our securities through a broker-dealer acting as agent or broker or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such securities to the public at varying prices to be determined by the broker-dealer at the time of resale.

     To the extent required, the number and amount of the securities to be sold, information relating to the underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying supplement to this prospectus.

     If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of the securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Underwriters, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     Under the securities laws of some states, the securities registered by the registration statement may be sold in those states only through registered or licensed brokers or dealers.

     Any person participating in the distribution of the securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

     Upon sale under the registration statement that includes this prospectus, the securities registered by the registration statement will be freely tradable in the hands of persons other than our affiliates.

                           DESCRIPTION OF COMMON STOCK

GENERAL

     The following description of our capital stock and certain provisions of our amended and restated Certificate of Incorporation and our By Laws is only a summary and is qualified in its entirety by the provisions of our amended Certificate of Incorporation and our By Laws. Our authorized capital stock includes 100 million shares of common stock, $0.01 par value per share. At November 30, 2001, there were 32,815,355 shares of common stock outstanding.

     For each outstanding share of common stock held, the holder is entitled to one vote on all matters presented to stockholders for a vote except as otherwise provided by statute and subject to voting rights of any holders of preferred stock. Cumulative voting is not permitted. Holders of the common stock do not have preemptive rights. All shares of common stock issued and sold will be duly authorized, fully paid, non-assessable and are not subject to further call or redemption. Subject to the rights of any holders of preferred stock, dividends may be paid to the holders of common stock if and when declared by our Board of Directors. Dividends will be paid out of funds legally available for dividend payment. Upon our liquidation, dissolution, or winding up, subject to the rights of any holders of preferred stock, the holders of common stock are entitled to receive our net assets in proportion to the respective number of shares they hold.

REGISTRAR AND TRANSFER AGENT

     American Stock Transfer & Trust Company is the Registrar and Transfer Agent for the common stock.

                         DESCRIPTION OF PREFERRED STOCK

General

     We are authorized to issue up to 5,000,000 shares of preferred stock, $0.01 par value per share and may issue such preferred stock in one or more series, each with such preferences, designations, limitations, conversion rights and other rights as we may determine. No shares of preferred stock have been designated or issued.

     The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Issuance of preferred stock could impede, delay, prevent or facilitate a merger, tender offer or change in our control. Although the Board of Directors is required to make a determination as to the best interests of our stockholders when issuing preferred stock, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in our best interests or in which stockholders might receive a premium for their shares over the then prevailing market price. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

PREFERRED STOCK

     Subject to the limitations prescribed by our Amended and Restated Certificate of Incorporation, our Board of Directors can fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions on the preferred stock, including provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. When issued, the preferred stock will be fully paid and nonassessable by us. The preferred stock will have no preemptive rights.

     The prospectus supplement relating to preferred stock, which we offer will include the specific terms of the preferred stock, including:

     o    the title and stated value of the preferred stock;

     o the number of shares of the preferred stock we are offering, the liquidation preference per share and the offering price of the preferred stock;

     o the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

     o the date from which dividends on the preferred stock will accumulate, if applicable;

     o the procedures for any auction and remarketing, if any, for the preferred stock;

     o    the provision for a sinking fund, if any, for the preferred stock;

     o    the provision for redemption, if applicable, of the preferred stock;

     o    any listing of the preferred stock on any securities exchange;

     o whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

     o whether interests in the preferred stock will be represented by depositary shares;

     o any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

     o a discussion of federal income tax considerations applicable to the preferred stock;

     o the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     o any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Rank

     Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or our winding up, rank:

     o    senior to all classes or series of our common stock;

     o    senior to all equity securities ranking junior to the preferred stock;

     o equal with all equity securities issued by us, if the terms of such securities specifically provide for equal treatment; and

     o junior to all equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

     The term "equity securities" excludes convertible debt securities.

DIVIDENDS

     Holders of the preferred stock of each series will be entitled to receive, when and if declared by our Board of Directors, out of funds legally available for payment, cash dividends at rates and on dates set forth in the applicable prospectus supplement. Dividends may be based on different rates, which may be fixed or variable. Each such dividend will be payable to holders of record as they appear on our share transfer books on the applicable record dates. Our Board of Directors will fix the record dates for dividend payments.

REDEMPTION

     The preferred stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in a prospectus supplement relating to the preferred stock.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accrued and unpaid on such series of preferred stock. Preferred stockholders will receive these distributions before any distribution or payment shall be made to the holders of any common stock or any other class or series of our equity securities ranking junior to the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up.

     If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their rights and preferences and in each case according to their number of shares. For these purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute our liquidation, dissolution or winding up.

VOTING RIGHTS

     Holders of our preferred stock will not have any voting rights, except as otherwise from time to time required by law or as we indicate in the applicable prospectus supplement.

CONVERSION RIGHTS

     The applicable prospectus supplement will set forth the terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock. These terms will include:

     o the number of shares of common stock into which the shares of preferred stock are convertible;

     o    the conversion price or how you calculate the conversion price;

     o    the conversion period;

     o whether conversion will be at the option of the holders of the preferred stock or at our option;

     o    the events requiring an adjustment of the conversion price; and

     o provisions affecting conversion in the event of the redemption of such series of preferred stock.

REGISTRAR AND TRANSFER AGENT

     The applicable prospectus supplement will set forth the Registrar and Transfer Agent for the preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     This section, along with the description in the applicable prospectus supplement, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply thereto will be described in the indenture and the prospectus supplement relating to such offered debt securities.

GENERAL

     The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated. We will issue the debt under one of two separate indentures between us and ________ as trustee. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. In this prospectus, we sometimes refer to the senior note indenture and the subordinated note indenture individually as an "indenture" and collectively as the "indentures." The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series or establish additional terms for such series of debt securities. None of the indentures limits the aggregate principal amount of debt securities or other unsecured debt which we may issue.

     Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

     In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which we have filed as exhibits to the registration statement.

     A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

     o the designation or title, the aggregate principal amount and the authorized denominations if other than $1,000 and integral multiples of $1,000;

     o    whether the debt securities will be senior or subordinated debt;

     o    the price(s) at which debt securities will be issued;

     o whether such debt securities will be issued pursuant to a medium term notes program;

     o the percentage of their principal amount at which the debt securities will be issued and, if applicable, the method of determining the price;

     o the date or dates on which the debt securities will mature and any right to extend such date or dates;

     o the currency, currencies or currency units in which payments on the debt securities will be payable and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding debt securities of a series;

     o the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of such rate or rates;

     o    any mandatory or optional sinking fund or analogous provisions;

     o the prices, if any, at which the dates at or after which and the terms upon which, we may or must repay, repurchase or redeem the debt securities;

     o the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company's securities or property or settled for the cash value of securities issued by us or a third party and the terms for any such conversion or exchange or settlement;

     o    the exchanges, if any, on which the debt securities may be listed;

     o any special provisions for the payment of additional amounts with respect to the debt securities;

     o whether the debt securities are to issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

     o each office or agency where the principal of any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

     o any right to defer payments of interest to which the debt securities are to be issued;

     o whether the debt securities will be subject to defeasance or covenant defeasance; and

     o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

     The senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured and will rank subordinate to and junior in right of payment, to the extent set forth in the subordinated note indenture, to all of our senior debt.

     Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any Federal income tax consequences and other special considerations applicable to discounted debt securities.

PAYMENT AND TRANSFER

     Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

     Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

     Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We also may refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

GLOBAL NOTES, DELIVERY AND FORM

     Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

     As set forth below, an exchange or transfer of a Global Note may be done, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

     The Depository has advised us as follows:

     o    The Depository is:

          o a limited purpose trust company organized under the laws of the State of New York;

          o a "banking organization" within the meaning of the New York banking law;

          o    a member of the Federal Reserve System;

          o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

          o    a "clearing agency" registered pursuant to the provisions of
               Section 17A of the Securities Exchange Act of 1934.

     o The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

     o The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

     o Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     o Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

     o Ownership of beneficial interests in a Global Note and the transfers of ownership will be effected only through, records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

     So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

     Neither we, the trustee, any paying agent nor any registrar of the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

     As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situation:

     o if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, or

     o    if we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

MODIFICATION OF THE INDENTURES

     In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, we cannot

     o make any adverse change to any payment terms of a debt security such as:

          o    extending the maturity date or dates,

          o extending the date on which we have to pay interest or make a sinking fund payment, Other than deferrals of the payments of interest during any extension period as described in any applicable prospectus supplement,

          o    reducing the interest rate,

          o    reducing the amount of principal we have to repay,

          o changing the currency in which we have to make any payment of principal, premium or interest,

          o modifying any redemption or repurchase right to the detriment of the holder, or

          o    impairing any right of a holder to bring suit for payment,

     o reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waiver any covenant or default;

     o    waive any past payment default; or

     o    make any change to Section 9.02.

     However, if we and the trustee agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

     In addition, the subordinated note indenture may not be amended without the consent of a majority of the holders of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities.

CONSOLIDATION, MERGER AND SALE

     We shall not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless (1) such other corporation or person expressly assumes by supplemental indenture executed and delivered to the trustee, the payment of the principal of and premium, if any, and interest on all the debt securities and the performance of every covenant of the indenture on our part to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) we have delivered to the trustee an officers' certificate and opinion of counsel, each stating that such transaction complies with the provisions of the indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

EVENTS OF DEFAULT

     Each indenture defines an Event of Default with respect to any series of debt securities. Unless otherwise provided in the applicable prospectus supplement, Events of Default are any of the following:

     o default in any payment of principal or premium, if any, on any debt security of such series when due;

     o default for 30 days in payment of any interest, if any, on any debt security of such series (subject to the deferral of any due date in the case of an extension period);

     o default in the making or satisfaction of any sinking fund payment or analogous obligation for 30 days on the debt securities of such series;

     o default for 90 days after written notice, as provided in the indenture, to us in performance of any other covenant in respect of the debt securities of such series contained in such indenture;

     o    certain events in bankruptcy, insolvency or reorganization; or

     o any other event of default provided with respect to debt securities of a series.

     An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series.

     Each indenture provides that if an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or in the case of discounted debt securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate outstanding principal amount of the debt securities of that series may, under certain circumstances, annul and rescind such acceleration. The holders of a majority in principal amount of such debt securities then outstanding may also waive on behalf of all holders of that series, past defaults with respect to a particular series of debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the debt securities of such series.

     Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under each indenture at the request, order or direction of any holders of debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. Subject to such indemnification provision, each indenture provides that the holders of a majority in principal amount of the debt securities of any series issued thereunder at the time outstanding shall have any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the debt securities of such series. However, the trustee may decline to act if it has not been offered reasonable indemnity or if it determines that the proceedings so directed would be illegal or involve it in any personal liability.

CONVERSION AND EXCHANGE RIGHTS

     The debt securities of any series may be convertible into or exchangeable for other securities we issue or securities of another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

DEFEASANCE AND DISCHARGE

     The following discussion of full defeasance and discharge will apply to any series of debt securities unless otherwise indicated in the applicable prospectus supplement with respect to the debt securities of a series.

     Each indenture provides that if we choose to have the defeasance and discharge provision applied to the debt securities, we can legally release ourselves from any payment or other obligations on the debt securities, except for the ministerial obligations described below, if we put in place the following arrangements for you to be repaid:

     o We must deposit in trust for the benefit of all direct holders of debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make any interest, premium, principal or other payments on the debt securities on their various due dates.

     o We must deliver to the trustee a legal opinion of our counsel confirming that we received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the U.S. federal income tax law, and, in either case, under then current U.S. law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

     In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective.

     However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

     o    to register the transfer and exchange of debt securities;

     o    to replace mutilated, destroyed, lost or stolen debt securities;

     o    to maintain payment agencies; and

     o    to hold money for payment in trust.

COVENANT DEFEASANCE

     The indentures also allow us to choose whether covenant defeasance will apply to any series of debt securities. If we do so choose, we will say so in the prospectus supplement.

     The indentures provide that if we choose to have the covenant defeasance provision applied to any debt securities, we need not comply with the covenants in the indentures, including under "Consolidation, Merger and Sale" and, in the case of the subordinated note indenture, the provisions relating to subordination. In addition, covenant defeasance would also render ineffective any Event of Default provisions relating to any restrictive covenants. Any of our other obligations affected by covenant defeasance will be specified in the prospectus supplement.

     In order to exercise the covenant defeasance option, we must put into place the same deposit in trust and opinion delivery arrangements as discussed above under "Defeasance and Discharge".

SUBORDINATION

     Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all our Senior Debt whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

     o    liquidation;

     o    dissolution;

     o    winding-up;

     o    reorganization;

     o    assignment for the benefit of creditors;

     o    marshaling of assets or any bankruptcy;

     o    insolvency; or

     o debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of AMETEK,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

     Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities.

     No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

     o there has occurred and is continuing a default in any payment with respect to Senior Debt;

     o there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof; or

     o any judicial proceeding is pending with respect to any such default or event of default with respect to any Senior Debt.

     "Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     o    every obligation of such person for money borrowed;

     o every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     o every reimbursement of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

     o every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

     o    every capital lease obligation of such person; and

     o every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of, and any premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding, on our Debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

     The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by us.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act applies.

CONCERNING THE TRUSTEE

     We have had and may continue to have commercial and investment banking relationships with [the trustee] in the ordinary course of business.

REVOLVING CREDIT FACILITY

     In September 2001, we entered into a $300 million, five-year revolving credit facility led by JP Morgan Chase as arranger. The following is a summary description of the principal terms of the credit facility.

     Interest Rate. Outstanding loans under the credit facility are based on the prime rate and/or LIBOR plus a spread. At September 30, 2001, we had $153.5 million of revolving credit loans outstanding under the facility, at a blended rate of 4.7%.

     Covenants. The facility contains reporting covenants, affirmative covenants, and various negative covenants, including limitations on mergers, sales of assets, incurrence of liens, investments, incurrence of indebtedness, dividends, and affiliate transactions. The facility also contains financial covenants, including a fixed charge coverage ratio, a leverage ratio and a consolidated indebtedness to consolidated EBITDA ratio.

     The facility may restrict our ability to issue additional debt securities and, if we issue additional debt securities, the facility may limit the kind of debt securities that we issue.

7.20% SENIOR NOTES

     We have outstanding $225 million 7.20% Senior Notes due 2008. These notes are our unsecured senior obligations. They rank senior to any future unsubordinated indebtedness we may issue. The notes contain covenants which limit our ability to enter into sale/leaseback transactions, liens and mergers or consolidations. The notes do not limit our ability to incur additional indebtedness.


                             DESCRIPTION OF WARRANTS

GENERAL

     We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We will issue the warrants under warrant agreements to be entered into between us and a warrant agent, or as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

     o    the title of the warrants;

     o the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

     o the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with such security;

     o    the price or prices at which the warrants will be issued;

     o    the aggregate number of warrants;

     o any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

     o the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

     o if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

     o if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

     o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

     o the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

     o the maximum or minimum number of warrants which may be exercised at any time; and

     o    information with respect to book-entry procedures, if any.

     Pursuant to this prospectus we also may issue warrants to underwriters or agents as additional compensation in connection with a distribution of our securities.


EXERCISE OF WARRANTS

     Each warrant will entitle the holder thereof to purchase for cash the number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as set forth in the applicable prospectus supplement relating to those warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                                  LEGAL MATTERS

     For purposes of this offering, Stroock & Stroock & Lavan LLP, New York, New York, will pass upon the legality of the securities being offered by this prospectus for us.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual report on form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than the statements of historical fact included in this prospectus, including without limitation, certain statements under the "Risk Factors" and "Business" and located elsewhere in this prospectus regarding our future operations, financial position and business strategy, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or the negative thereof or variations thereon or similar terminology although not all forward-looking statements contain these identifying words. All forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in such forward-looking statements are reasonable at this time, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations should be evaluated in conjunction with the forward-looking statements included in this prospectus under "Risk Factors." The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

     Forward-looking statements do not guarantee future performance and involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained in this prospectus, or incorporated by reference, identifies important factors that could cause such differences.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.

                          TABLE OF CONTENTS

                                                  PAGE

WHERE YOU CAN FIND MORE
INFORMATION.........................................5

INFORMATION INCORPORATED BY
REFERENCE...........................................5

OUR BUSINESS........................................6

RISK FACTORS........................................9

USE OF PROCEEDS....................................11

RATIO OF EARNINGS TO FIXED CHARGES.................11

PLAN OF DISTRIBUTION...............................12

DESCRIPTION OF COMMON STOCK........................13

DESCRIPTION OF PREFERRED STOCK.....................13

DESCRIPTION OF DEBT SECURITIES.....................16

DESCRIPTION OF WARRANTS............................25

LEGAL MATTERS......................................26

EXPERTS............................................26

FORWARD-LOOKING STATEMENTS.........................26



                                   PROSPECTUS


                                  $300,000,000
                                  AMETEK, INC.

                       COMMON STOCK, PREFERRED STOCK, DEBT
                             SECURITIES AND WARRANTS






            December 21, 2001

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by AMETEK, Inc. in connection with the issuance and distribution of our securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Registrant. All amounts are estimated except the SEC registration fee:

                              EXPENSES                              AMOUNT

         SEC Registration Fee.............................        $  71,700
         Stock Exchange Fees..............................           15,000
         Legal Fees and Expenses..........................           50,000
         Accounting Fees and Expenses.....................           60,000
         Printing Expenses                                           20,000
         Miscellaneous Expenses...........................           10,300
                                                                  ----------
                  TOTAL.................................          $ 227,000
                                                                  ==========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in part, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Our Certificate of Incorporation and By-Laws provide that we shall indemnify, to the full extent authorized or permitted by law (as now or hereafter in effect), any person involved, or threatened to be involved, including, without limitation as a party or witness, in any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person (including the heirs, executors, administrators or estate of such person), is or was a director, officer, employee or agent of ours or by reason of the fact that such director or officer, at our request is or was serving at any other corporation, partnership, joint venture, trust or other entity, in any capacity. Our Certificate of Incorporation and By-Laws further provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another partnership, joint venture, trust or other entity against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, to the fullest extent permitted under applicable law as then in effect. In addition, our Certificate of Incorporation and By-Laws provide that we may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     Moreover, our Certificate of Incorporation further provides that our directors shall not be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, except a director shall be liable to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under
Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which such director derived an improper personal benefit. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

     We maintain officers' and directors' liability insurance with a policy limit of $50,000,000 insuring our officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring us under certain circumstances, in the event that indemnification payments are made by us to such officers and directors.

     Pursuant to Indemnity Agreements between us and our directors and officers, we have agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS.
      EXHIBIT NO.       DESCRIPTION

      1.1               Form of Underwriting Agreement for common stock

      1.2               Form of Underwriting Agreement for preferred stock

      1.3               Form of Underwriting Agreement for debt securities

      4.1               Form of Warrant exercisable for Common Stock

      4.2               Form of Warrant exercisable for Preferred Stock

      4.3               Form of Preferred Stock Certificate(1)

      4.4               Form of Senior Indenture

      4.5               Form of Senior Note(2)

      4.6               Form of Subordinated Indenture

      4.7               Form of Subordinated Note(2)

      5.1 Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities

      23.1              Consent of Ernst & Young LLP, Independent Auditors

      23.2 Consent of Stroock & Stroock & Lavan LLP. Reference is made to Exhibit 5.1

      24.1              Power of Attorney, Reference is made to page II-6

      ------------------

     (1) To be incorporated by reference in a Current Report on Form 8-K in connection with the offering of preferred stock.

     (2) To be incorporated by reference in a Current Report on Form 8-K in connection with the offering of debt securities.

ITEM 17.  UNDERTAKINGS.

     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paoli, Pennsylvania on the 20th day of December, 2001.

                                   AMETEK, INC.

                                   By:  /S/ FRANK S. HERMANCE
                                            Frank S. Hermance
                                            Chairman of the Board, Chief
                                            Executive Officer and
                                            Director

                                   Board of Directors of AMETEK, Inc.

                                   By:  /S/ DONNA F. WINQUIST
                                            ---------------------
                                            Donna F. Winquist,
                                            Power of Attorney


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Donna F. Winquist, Vice President, as his attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including without limitation post-effective amendments and any amendments increasing the amount of securities for which registration is being sought), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                            TITLE

/S/ FRANK S. HERMANCE        Chairman of the Board, Chief         December 20, 2001
--------------------------   Executive Officer and Director
     Frank S. Hermance       (Principal Executive Officer)

/S/ JOHN J. MOLINELLI        Executive Vice President - Chief     December 20, 2001
--------------------------   Financial Officer (Principal
     John J. Molinelli       Financial Officer)

/S/ ROBERT R. MANDOS, JR.    Vice President & Comptroller         December 20, 2001
--------------------------   (Principal Accounting Officer)
     Robert R. Mandos, Jr.

/S/ LEWIS G. COLE            Director                             December 20, 2001
--------------------------
     Lewis G. Cole

/S/ HELMUT N. FRIEDLAENDER   Director                             December 20, 2001
--------------------------
     Helmut N. Friedlaender

                             Director                             December 20, 2001
--------------------------
     Sheldon S. Gordon

                             Director                             December 20, 2001
--------------------------
     Charles D. Klein

/S/ JAMES R. MALONE          Director                             December 20, 2001
--------------------------
     James R. Malone

/S/ DAVID P. STEINMANN       Director                             December 20, 2001
--------------------------
     David P. Steinmann

/S/ ELIZABETH R. VARET       Director                             December 20, 2001
--------------------------
     Elizabeth R. Varet

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

1.1                 Form of underwriting agreement for common stock

1.2                 Form of underwriting agreement for preferred stock

1.3                 Form of underwriting agreement for debt securities

4.1                 Form of warrant exercisable for common stock

4.2                 Form of warrant exercisable for preferred stock

4.3                 Form of Preferred Stock Certificate(1)

4.4                 Form of senior indenture

4.5                 Form of senior note(2)

4.6                 Form of subordinated indenture

4.7                 Form of subordinated note(2)

5.1 Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities

23.1                Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Stroock & Stroock & Lavan LLP. Reference is made to Exhibit 5.1

24.1                Power of Attorney, Reference is made to page II-6
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(1)  To be incorporated by reference in a Current Report on Form 8-K in connection with the offering of preferred stock.

(2) To be incorporated by reference in a Current Report on Form 8-K in connection with the offering of debt securities.